EXHIBIT 10.26



         LINE OF CREDIT AGREEMENT dated as of 5th day of September 2000, (the "Agreement") between the entities listed on Exhibit A attached hereto, GMF Holdings (collectively referred to as the "Investor"), and TCPI, Inc., a corporation organized and existing under the laws of the State of Florida (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to Ten Million dollars ($10,000,000) of Debentures for a total purchase price of Ten Million dollars ($10,000,000); and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and the Regulation D ("Regulation D") of the Securities Act of 1933, as amended, and the regulations promulgated there under (the "Securities Ac"), and or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Debentures to be made hereunder; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

         Section 1.1 "Advance" shall mean each occasion the Company elects to exercise its right to tender an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

         Section 1.2 "Advance Date" shall mean the date on which funds are disbursed to the Company No Advance Date shall be less than thirty five (35) Calander Days after an Advance Notice Date

         Section 1.3 "Advance Notice" shall mean a written notice to the Investor setting forth the Advance Amount that the Company requests from the Investor and Compliance Certification from the Company as attached hereto as Exhibit B.

         Section 1.4 "Bid Price" shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc, for the five trading days immediately preceding such date.

         Section 1.5 "Closing" shall mean one of the closings of a purchase and sale of the Debentures pursuant to Section 2.1.

         Section 1.6 "Commitment Amount" shall mean the $10,000,000 up to which the Investor has agreed to provide to the Company in order to purchase the Debentures pursuant to the terms and conditions of this Agreement.

         Section 1.7 "Commitment Period" shall mean the period commencing on the earlier to occur of the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Debentures pursuant to this Agreement in the amount of at least $10,000,000 unless such date is extended by the Investor, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) September 1, 2003.

         Section 1.8 "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

         Section 1.9 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

         Section 1.10 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.11 "Debentures" shall mean the Debenture in the form of Exhibit C annexed hereto.

         Section 1.12 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

         Section 1.13 "Escrow Agent" shall be First Union National Bank or its successors.

         Section 1.14 "Escrow Agreement" shall mean the document which is annexed hereto and referenced in Section 7.2 Subparagraph J of this Agreement.

         Section 1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under.

         Section 1.16 "Legend" shall mean that "legend" as set forth in Section 9.1.

         Section 1.17 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Debenture, the Registration Rights Agreement or the Escrow Agreement in any material respect.

         Section 1.18 "Maximum Advance Amount" on any Advance Date shall be equal to the difference between (i) the amount indicated opposite the range of the 30 Day Average Daily Trading Volume on such Advance Date, as set forth in the table below and (ii) the sum of the Advances made pursuant to this Agreement, in the 30 calendar days immediately preceding the Advance Notice:

         30-Day Average Daily Trading (1)             Maximum Advance Amount (2)
         --------------------------------             --------------------------

         $25,000 - $50,000                                     $100,000
         $50,001 - $100,000                                    $200,000
         $100,001 - $200,000                                   $350,000
         $200,001 - $300,000                                   $500,000
         $300,001-$400,000                                     $650,000
         $400,001-$500,000                                     $900,000
         $500,001-$600,000                                     $1,200,000
         $600,001-$800,000                                     $1,500,000
         $800,001-$1,000,000                                   $1,750,000
         $1,000,000 and Over                                   $2,000,000

(1) The 30-Day Average Trading Volume shall be equal to the average of the Bid Price multiplied by the volume for each of the 30 calendar days preceding the Advance Date.

(2) Assuming that no Advances have been made pursuant to this Agreement during the preceding 30 calendar days.

         Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.20 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.21 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, Bulletin Board, Over the Counter Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.22 "Registrable Securities' shall mean the shares of Common Stock (i) in respect of which the Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met or (iii) which have not been otherwise transferred to holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

         Section 1.23 "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor on the Subscription Date annexed hereto as Exhibit D.

         Section 1.24 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered there under in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section 1.25 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.26 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.27 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.28 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.29 "SEC Documents" shall mean the Form 10-K, Form 10-Q, Form 8-K, Proxy Statements, Registration Statements of the Company as supplemented to the date hereof, filed by the Company for a period of at twelve (12) months immediately preceding the date hereof or the Advance Date, as the case may be, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.30 "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

         Section 1.31 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

                                   ARTICLE II

                                    Advances

         Section 2.1       Investments.

                 (a) Advances. Upon the terms and conditions set forth herein (including without limitation, the provisions of Article VII hereof), on any Advance Date the Company may request an Advance by the Investor by the delivery of an Advance Notice. The amount of the Debenture that the Investor shall receive pursuant to such Advance shall be equal to the amount of the Advance specified in the Advance Notice, which Advance shall not exceed the Maximum Advance Amount on such date.

         Section 2.2       Mechanics.

                 (a) Advance Notice. Every fifteen (15) days during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in Section 2.4; provided, however, the amount for each Advance as designated by the Company in the applicable Advance notice shall not be (i) less than $100,000, or (ii) more than the Maximum Advance Amount. The aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, unless otherwise agreed by the Investor in the Investors sole and absolute discretion.

                 (b) Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the business Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Advance Notice may be deemed delivered, on a day that is not a Trading Day.

         Section 2.3 Closings. On each Advance Date for an Advance, which shall be within twenty (20) Trading Days of an Advance Notice, (i) the Company shall deliver to the Escrow Agent one or more Debentures at the Investors option, representing the amount of the Advance by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor and (ii) the Investor shall deliver to escrow the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds to the Escrow Agent on or before the Advance Date. In addition, on or prior to the Advance Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the Debentures to the Investor shall occur out of escrow in accordance with the conditions set forth above and those contained in the Escrow Agreement referred to in Section 7.2(j); provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investors counsel, Escrow Agent, and the Placement Agent in accordance with Section 13.4, the amount of such fees, expenses, and disbursements must be paid by the Company in immediately available funds from the Amount of the Advance held by the Escrow Agent, at the direction of the Investor, to Investor's counsel, the Escrow Agent, and the Placement Agent with no reduction in the amount of Debenture on such Advance Date.

         Section 2.4 Termination of Investment. The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty
(20) Trading Days during the Commitment Period, for any reason other than deferral or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail materially to comply with the requirements of
Section 6.3, 6.4 or 6.6.

         Section 2.5       Agreement to Advance Funds.

                 (a) The Investor agrees to advance the amount specified in the Advance Notice to the Company within twenty (20) business Days after the completion of each of the following conditions and the other conditions set forth in this Agreement:

                 (i) the execution and delivery by the Company, and the Investor, or this Agreement, and all Exhibits and Attachments hereto;

                 (ii) delivery into escrow by the Company of the original Debenture;

                 (iii) the Company's Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement shall have been declared effective by the SEC;

                 (iv) the Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom. The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject; and

                 (v) payment of fees as set forth in Section 13.4 below.


                                   ARTICLE III

                   Representations and Warranties of Investor

         Investor represents and warrants to, and agrees with, the Company that:

         Section 3.1 Organization and Authorization. Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has all right, power and authority to execute and deliver this Agreement and all other instruments ( including, without limitations, the Registration Rights Agreement), on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

         Section 3.2 Evaluation of Risks. The Investor has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk. The Investor acknowledges that it has been furnished with, and has carefully read the applicable form of Debenture and form of Registration Rights Agreement.

         Section 3.3 Independent Counsel. The Investor acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Debentures issuable hereunder.

         Section 3.4 No Registration. The Investor understands that the Debenture and Common Stock underlying the Debenture issuable hereunder have not been registered under the Act or any other securities laws but are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the securities hereunder.

         Section 3.5 Investment Purpose. The Debentures are being purchased by the Investor for its own account, for investment and without any view to the distribution, assignment or resale to others or fractionalization in whole or in part. The Investor is neither an underwriter, nor a dealer in, the Debenture or the Common Stock issuable on conversion thereof. The Investor agrees not to assign or in any way transfer the Investors rights to the Debentures or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer. No other person has or will have a direct or indirect beneficial interest in the sDebentures . The Investor agrees not to sell, hypothecate or otherwise transfer the Investor's Debentures unless the securities are registered under Federal and applicable state securities law or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

         Section 3.6 Accredited Investor Status. Each Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         Section 3.7 Information. Such Investor and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision, which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in Section 4 below. Such Investor understands that its investment involves a high degree of risk. Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. Such Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

         Section 3.8 Receipt of Documents. Such Investor and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Certificate of Designations, and the Escrow Agreement; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the year ended 1999; (iv) the Company's Forms 10-QSB for the periods ended June 30, 2000; and (v) the Company's Form 8-K filed sinces January 1, 2000 and (iv) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

         Section 3.9 Registration Rights. The parties have entered into the Registration Rights Agreement.

         Section 3.9 No Advertisements. The Investor is not entering into this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

         Section 3.10 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company. The Investor agrees that following the date of the Agreement it will not, and will cause its Affiliates not to engage in any short sales, swaps, purchasing of puts, or other hedging activities with respect to the Common Stock or any activity that involves the direct or indirect use of Common Stock to hedge its investment in the Debentures until the expiration of the conversion period of the Debentures.

         Section 3.11 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and is a valid and binding agreement of such Investor enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         Section 3.12 Due Formation of Corporate and Other Investors. If the Investor is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of this transaction and is not prohibited from doing so.

         Section 3.13 Due Authorization of Fiduciary Investors. If the Investor is purchasing the Debentures in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Investor has been duly authorized and empowered to execute this Agreement and such other person fulfills all the requirements for this transaction and agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon request of the Company, the Investor will provide true, complete and current copies of all relevant documents creating the Investor, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

         Section 3.14 Further Representations by Foreign Investors. If Investor is not a U.S. Person (as defined), such Investor hereby represents that such Investor is satisfied as to full observance of the laws of such Investor jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of such Investor's jurisdiction for the purchase of the Debentures, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Debentures. Such Investor's and payment for, and such Investor's continued beneficial ownership of, the Debentures will not violate any applicable securities or other laws of such Investor's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including but not limited to any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

                                   ARTICLE IV
                  Representations and Warranties of the Company

         Except as stated below or in the SEC Documents, the Company hereby represents and warrants to, and covenants with, the Investors that the following are true and correct as of the date hereof and as of the Advance Date:

         Section 4.1 Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdictions in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         Section 4.2 Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to consummate the transactions contemplated hereby in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, shares of Common Stock upon the conversion of the Debentures (the "Debenture Shares"), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         Section 4.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of Preferred Stock, $0.001 per share of which as of June 6, 2000, 30,423,196 shares of Common Stock and 2,000 shares of Preferred Stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securitiesexcept as are related to certain Agreements executed by the Company on August 28, 2000 relating to Convertible Debentures and Warrants and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreements). There are no securities or instruments except as described in this Agreement, and in certain Securities Purchase Agreement dated August 28, 2000, there are not securities or instruments containing anti-dilution or similar provisions that would be triggered by the issuance of Debentures. the Warrants, or the Warrant Shares as described in this Agreement. The Company has furnished to the Investors true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         Section 4.4 No Conflict. Except as described in the SEC Documents or in this Agreement and schedule 3(e) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market Inc.'s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Disclosure Schedule, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in the SEC Documents e , all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

         Section 4.6 No Default. Except as described in the SEC Documents or in this Agreement , the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the Exhibits or attachments hereto, including the conversion provision of the Debentures, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, other than anti-dilution provisions of certain agreements and instruments with respect to warrants and other Common Stock equivalents, or any statute or the memorandum or Articles of the Company or any decree, judgment, order rules of regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a material adverse effect on the Company"s business and financial condition.

         Section 4.7 Absence of Events of Default. Except for matters described in the SEC Documents and/or this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, financial condition or results of operations.

         Section 4.8 Governmental Consent, etc. Except for matters described in the SEC Documents or in this Agreement , no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures hereunder, or the consummation of any other transaction contemplated hereby.

         Section 4.9 Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n) and the SEC Documents, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. Except as disclosed in the SEC Documents or this Agreement the Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
Schedule 3(n), to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         Section 4.10 Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

         Section 4.11 Environmental Laws. The Company and its subsidiaries are
(i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

         Section 4.12 Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p), are disclosed in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         Section 4.13 Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

         Section 4.14 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         Section 4.15 Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 4.16 No Materially Adverse Contracts, etc. Except as set forth in the SEC Documents and this Agreement, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

         Section 4.17 Litigation. Except as disclosed in the SEC Docuiments and/or Schedule 3(i),there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

         Section 4.18 Title to Assets. Except as set forth in the SEC Documents, the Company has good and marketable title to all properties and material assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         Section 4.19 Subsidiaries. Except for entities formed or being formed involving the Company's European business, as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.20 Required Governmental Permits. Except as set forth in the SEC Documents, the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

         Section 4.21 Other Outstanding Securities/Financing Restrictions. As of the date hereof only, other than warrants and options to acquire shares of Common Stock as disclosed in the SEC Documents or in this Agreement, there are no other warrants and options registered with the SEC, which are available for sale as unrestricted ("free trading") stock.

         Section 4.22 Use of Proceeds. The Company represents that the net proceeds from this offering will be used for mergers and acquisitions of assets in connection with strategic partnerships or joint ventures and associated costs and expenses. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

         Section 4.23 Further Representation and Warranties of the Company. For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will use commercially reasonable efforts to maintain the listing of its Common Stock on the NASDAQ Small Cap Stock Market and/or NASDAQ Bulletin Board and/or the Over the Counter Market.

         Section 4.24 SEC Filings/Full Disclosre. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to in this Agreement as the "SEC Documents". The Company has delivered to the Investors or their representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by the Company to the Investor which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 4.25 Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investor that (i) could reasonably be expected to have a material adverse effect on the financial condition or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         Section 4.26 Opinion of Counsel. Investor shall receive an opinion letter from counsel to the Company (updated where applicable) prior to each Closing substantially to the effect that:

                  (a) the Company is incorporated and validly existing in the jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where, to such counsel's knowledge, the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

                  (b) to such counsel's knowledge, except for matters disclosed in the SEC Documents, there is no action, proceeding or investigation pending, or threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company.

                  (c) to such counsel's knowledge, except for matters disclosed in the SEC Documents, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  (d) the shares of Common Stock issuable upon the conversion of the Debentures, based on the Bid Price on the day of such closing, have been duly authorized and upon issuance will be validly issued under the laws of the Company's state of incorporation.

                  (e) this Agreement, the issuance of the Debentures hereunder, and the shares of Common Stock issuable upon conversion of the Debentures, have been duly approved by all required corporate action and that all such shares of Common Stock, upon execution and delivery that shall be validly issued and outstanding, fully paid and nonassessable.

                  (f) the issuance of the Debentures and the shares of Common Stock issuable upon conversion thereof, does not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

                  (g) the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 25,000,000 shares of preferred stock.

                  (h) the Common Stock is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934

         Section 4.27 Opinion of Counsel. The Company will obtain for the Investor, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert, exercise or sell the Debentures issuable hereunder, including, but not limited to, obtaining for Investors, at the Company's expense an opinion of counsel, subject only to receipt of a Notice of Conversion in the form of Exhibit F, duly executed by the Investor which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the self-liquidating legend.

         Section 4.28 Dilution. The Company is aware and acknowledges that conversion of the Debentures could cause dilution to existing shareholder and could significantly increase the outstanding number of shares of Common Stock.

         Section 4.29 Tax Status. The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                                    ARTICLE V
           Representations and Warranties of the Company and Investor

         The Investor and the Company represent to the other the following with respect to itself:

         Section 5.1 Line of Credit Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and the Investor and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         Section 5.2 Non-contravention. Subject to the exceptions referred to elsewhere in this Agreement ( see SEC Documents) the execution and delivery of this Agreement along with all Exhibits and Attachments, and the consummation of the issuance of the Debturesand the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company or the Investor of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or the Investor, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or the Investor is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or Investor or any of its properties or assets.

         Section 5.3 Approvals. Neither the Company nor Investor is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Debentures.

         Section 5.4 Indemnification. Each of the Company and the Investors agree to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (Including reasonable attorneys fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

                                   ARTICLE VI
                            Covenants of the Company

         Section 6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 Reservation of Common Stock. The Company shall authorize and reserve and keep available at all times, free of preemptive rights, such number of shares of Common Stock necessary in order to enable the Company to satisfy any obligation to issue shares of Common Stock underlying the Debentures, such number of shares of Common Stock to be reserved shall be calculated based upon the Bid Price of the Common Stock from time to time while such Debentures are outstanding. The number of shares so reserved from time to time, while such Debentures are outstanding, as theretofore increased or reduced as hereinafter provided, may be limited to shares issuable under outstanding Debentures at the Bid Price reduced by the number of shares actually delivered pursuant to the Debentures and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue.

         Section 6.3 Listing of Common Stock. The Company further agrees, if the Company applies to have the Common Stock traded on any Principal Market, other than the Nasdaq Small Cap Market, it will include in such application the shares of Common Stock issuable upon the conversion of the Debentures and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible and will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

         Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules there under to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 Legends. The certificates evidencing the Common Stock to be sold by the Investor shall bear the legend or a similar legend as set forth in section 9.1, except as setforth herein.

         Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 Notice of Certain Events Affecting Registration: Suspension of Right to Make an Advance. The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) subject to the Registration Rights Agreement the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

         Section 6.8 Expectations Regarding Advance Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Advance Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Advance Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.9 Consolidation: Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 6.10 Issuance of Debentures. The sale of the Debentures and the issuance of the shares of Commons Stock pursuant to conversion hereof shall be made in accordance with the provision and requirements of Section 4(2) of the Securities Act, or Regulation D and any applicable state securities law.

                                   ARTICLE VII
                Conditions for Advance and Conditions to Closing

         Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell the Debentures. The obligation hereunder of the Company to issue and sell the Debentures to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section 7.2 Conditions Precedent to the Right of the Company to Deliver an Advance Notice and the Obligation of the Investor to Purchase Debentures. The right of the Company to deliver an Advance Notice and the obligation of the Investor hereunder to acquire and pay for the Debentures incident to a Closing is subject to the satisfaction or waiver by the Investor, on (i) the date of delivery of such Advance Notice and (ii) the applicable Advance Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                  (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Advance Date.

                  (b) Authority. The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the Debentures and the shares of Common Stock issuable upon the conversion thereof, or shall have the availability of exemptions therefrom. The sale and issuance of the Debentures and the shares of Common Stock issuable upon the conversion thereof shall be legally permitted by all laws and regulations to which the Company is subject.

                  (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Advance Notice Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Advance Notice Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                  (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Debenture and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                  (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred, other than possible de-listing of the Common Stock from the Nasdaq Market. The delisting of the Company from such trading on the Nasdaq market shall not be deemed a Material Adverse Effect if the Company maintains a listing on any another market.

                  (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock is not suspended by the SEC or the Principal Market (if the Common Stock is traded on a Principal Market). The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market (if the Common Stock is traded on a Principal market).

                  (h) Maximum Advance Amount. The amount of the advance requested by the Company does not exceed the Maximum Advance Amount.

                  (i) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (j) Escrow Agreement. The parties hereto shall have entered into the Escrow Agreement in the form annexed hereto.

                  (k) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit "B" hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                  ARTICLE VIII
         Due Diligence Review; Non-Disclosure of Non-Public Information

         Section 8.1 Due Diligence Review. Prior to the filing of the Registration Statement the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2 Non-Disclosure of Non-Public Information.

                  (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                  (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX
                                     Legends

         Section 9.1 Legends. The Debentures will bear, and the Common Stock will also bear a similar a legend, substantially in the form below (the "Legend"):

                  THESE SECURITIES AND THE SHARES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE X

                           Choice of Law/Jurisdiction

         Section 10.1 Choice of Law: Venue: Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                                   ARTICLE XI
                             Assignment; Termination

         Section 11.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall insure to the benefit of, and be enforceable by, any permitted transferee of any of the Debentures purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

         Section 11.2 Termination. The obligations of the Investor to make Advances under Article II hereof shall terminate on September 1, 2003.

                                   ARTICLE XII
                                     Notices

         Section 12.1 Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.

         Any notice or other communication requested or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designed below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on upon actual receipt of any mailing or delivery, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

                       TCPI, Inc.
                       3341 S.W. 15th Street
                       Pompano Beach, FL  33069
                       Attention: Walter V. Usinowicz,
                       Chief Financial Officer
                       Telephone: (954) 979-0400
                       Facsimile:  (954) 979-6125

With a copy to:

                       TCPI, Inc.

                       3341 S.W. 15th Street
                       Pompano Beach, FL  33069
                       Attention: General Counsel
                       Telephone:(954) 979-0400
                       Facsimile:   (954) 979-6125

               and

                      Teddy D. Klinghoffer, Esq.
                      Akerman, Senterfitt & Eidson, P.A.
                      Suntrust International Center, 26th Floor
                      One S.E. 3rd Avenue
                      Miami, FL 33131-1714
                      Telephone: (305) 374-5600
                      Facsimile:  (305) 374-5095


         If to the Investor, at the address listed on Schedule A.

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE XIII
                                  Miscellaneous

         Section 13.1 Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original This Agreement may be amended only by a writing executed by all parties.

         Section 13.2 Entire Agreement. This Agreement, the Exhibits or Attachments hereto, which include but are not limited to the Debenture, the Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understanding between the parties, both oral and writing relating to the line of credit.

         Section 13.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 13.4 Fees and Expenses.

         (a) Legal Fees. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company will pay the sum of Twelve Thousand Five Hundred dollars ($12,500) Dollars, to Butler Gonzalez, L.L.P. for legal, administrative, and escrow fees, which are hereby acknowledged as being paid.. Subsequently on each Advance Date, the Company will pay Butler Gonzalez, LLP, the sum of Five Hundred ($ 500) Dollars for escrow fees.

                  (b) Placement Agent Fees. Upon the execution of the Agreement the Company will issue 350,000 restricted shares of the Company's Common Stock to the May Davis Group (the "Placement Agent"). In addition the Placement will receive 50,000 restricted shares of the Company's Common Stock for every One Hundred Thousand dollars ($100,000) raised in excess of an initial Seven Hundred Thousand dollars ($700,000) raised. The total amount of the Company's Common Stock issued shall not exceed seven hundred and fifty thousand (750,000) restricted shares and the total dollar value of the shares paid shall not exceed five percent (5%) of the dollar amount of the Credit Line. In the event that Mark Angelo, Joseph Donahue, Hunter Singer, and Robert Farrell (the "recipients") terminate their employment with the May Davis Group, Inc., May Davis Group, Inc., recognizes and directs the Company to issue the subject shares directly to the Recipients Mark Angelo, Joseph Donahue, Hunter Singer, and Robert Farrell in amounts determined jointly and such direction shall be forwarded to the Company in writing. Such shares issued shall have registration rights as outlined in the Registration Rights Agreementexecuted simultaneously herewith.

         Section 13.5 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, other than the Placement Agent. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finders fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 13.6 Confidentiality. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party"s domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

                                   SIGNATURE

         IN WITNESS WHEREOF, the parties hereto have caused this Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ATTEST

                                     TCPI, INC.

/s/Jay E. Eckhaus
-----------------
Secretary                      BY: /s/ Walter V. Usinowicz, Jr
                                   -------------------------------
                               Name:  Walter V. Usinowicz, Jr.
                               Title: Vice President and Chief Financial Officer


                               INVESTOR
                               GMF HOLDINGS

                               BY: /s/ Diego Davis
                                   -------------------------------
                               Name: Diego Davis